      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 30, 1997
                                              REGISTRATION STATEMENT NO. 333-___

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                               ------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------

                            OXFORD HEALTH PLANS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
DELAWARE                                                   06-1118515
(State or Other Jurisdiction                            (I.R.S. Employer
of Incorporation or Organization)                      Identification No.)

                             800 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT 06854
                    (Address of Principal Executive Offices)
              ----------------------------------------------------

                OXFORD HEALTH PLANS, INC. 1991 STOCK OPTION PLAN
                            (Full Title of the Plan)
         --------------------------------------------------------------

                              JEFFERY H. BOYD, ESQ.
             EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            OXFORD HEALTH PLANS, INC.
                             800 CONNECTICUT AVENUE
                           NORWALK, CONNECTICUT AVENUE
                     (Name and address of Agent for Service)
                                 (203) 852-1442
          (Telephone Number, Including Area Code, of Agent for Service)

==========================================================================================================================
                                        CALCULATION OF REGISTRATION FEE
====================================================================================================================------
                                                            Proposed Maximum       Proposed Maximum         Amount of
     Title of Securities to be         Amount to be          Offering Price            Aggregate        Registration Fee
             Registered               Registered (1)            Per Share           Offering Price
--------------------------------------------------------------------------------------------------------------------------
         Common Stock, par
        value $.01 per share         4,500,000 shares          $65.06 (2)           $292,770,000 (2)      $88,720
==========================================================================================================================

(1) Plus, in accordance with Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), such indeterminate number of shares as may become subject to options under Oxford Health Plans, Inc. 1991 Stock Option Plan (the "Stock Option Plan") as a result of the adjustment provisions therein.

(2) Estimated solely for the purpose of determining the amount of the registration fee and pursuant to Rules 457(c)and 457(h) of the Securities Act, based upon the average of the high and low prices of the Common Stock reported by the National Association of Securities Dealers, Inc. on May 27, 1997.

Approximate date of commencement of proposed sale to the public: The Common Stock obtained upon the exercise of options issued pursuant to the Stock Option Plan may be offered and sold by the holders thereof from time to time after the effectiveness of this Registration Statement.

The contents of the Registration Statement Nos. 33-70908, 33-49738 and 333-988 are incorporated by reference herein. On April 22, 1997, the shareholders of the Company approved an amendment to the Oxford Health Plans, Inc. 1991 Stock Option Plan to increase the number of the Company's Common Stock, par value $.01 per share, available under that Plan by an additional 4,500,000 shares.

EXHIBITS.

    5.   Opinion of Robinson & Cole, LLP regarding legality (filed herewith).

23(a).   Consent of KPMG Peat Marwick LLP (filed herewith).

23(b).   Consent of Robinson & Cole, LLP (contained in Exhibit 5).

   24.   Power of Attorney (filed herewith as part of the Signature Page).

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norwalk, State of Connecticut, on this 30th day of May, 1997.

                                       OXFORD HEALTH PLANS, INC.


                                       By: /s/ Stephen F. Wiggins
                                          ----------------------------
                                          Stephen F. Wiggins
                                          Chairman and Chief Executive
                                          Officer


                                POWER OF ATTORNEY

               KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen F. Wiggins and Jeffery H. Boyd his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes may lawfully do and cause to be done by virtue thereof.

 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on May 30, 1997 in the capacities indicated.


   Signature                                           Title
   ---------                                           -----
/s/  Stephen F. Wiggins                         Principal Executive Officer,
---------------------------------------               and Director
Stephen F. Wiggins


/s/  Andrew B. Cassidy                          Principal Financial Officer
---------------------------------------
Andrew B. Cassidy

/s/  Brendan R. Shanahan                        Principal Accounting Officer
---------------------------------------
Brendan R. Shanahan

/s/  Robert B. Milligan, Jr.                    Director
---------------------------------------
Robert B. Milligan, Jr.

/s/  Fred F. Nazem                              Director
---------------------------------------
Fred F. Nazem

/s/  Marcia J. Radosevich, Ph.D.                Director
---------------------------------------
Marcia J. Radosevich, Ph.D.

/s/  Benjamin H. Safirstein, M.D.               Director
---------------------------------------
Benjamin H. Safirstein, M.D.

/s/  Thomas A. Scully                           Director
---------------------------------------
Thomas A. Scully

/s/ James B. Adamson                            Director
--------------------------------------
James B. Adamson



                                INDEX TO EXHIBITS


EXHIBIT NO.      EXHIBIT                                              PAGE NO.
-----------      -------                                              --------
      5.         Opinion of Robinson & Cole, LLP regarding
                  legality                                              7


  23(a).         Consent of KPMG Peat Marwick LLP                       8


  23(b).         Consent of Robinson & Cole, LLP                      Contained in Exhibit 5
                                                                      on Page 7


     24.         Power of attorney                                    Filed as part of the
                                                                      Signature page on
                                                                      Page 4